UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2014

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

On March 4, 2014, Biodel Inc. (the "Company") held its 2014 annual meeting of stockholders at the Company’s headquarters in Danbury, Connecticut (the “Annual Meeting”).  At the Annual Meeting, Errol B. De Souza and Barry Ginsberg were elected as Class I Directors, each for three-year terms, until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified. At the Annual Meeting, the stockholders also (i) voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the Annual Meeting; and (ii) voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014. The tabulation of the voting results is as follows:

Proposal Number One:  Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Errol B. De Souza	4,950,707	82,052	11,096,698
Barry Ginsberg	4,960,857	71,902	11,096,698

Proposal Number Two:  Approval of Compensation Paid to Named Executive Officers

For	Against	Abstain	Broker Non-Votes
4,765,845	164,432	102,482	11,096,698

Proposal Number Three:  Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
14,965,340	424,925	739,192

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

March 10, 2014

BIODEL INC.

By:  /s/ Paul S. Bavier

       Paul S. Bavier, General Counsel